UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 1, 2006

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the planned time frames for the activities described in this report, the estimated total and cash charges relating to such activities, the timing and amount of the expected cost savings from such activities, the number of affected employees and other statements regarding Hospira’s plans, objectives and strategies. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Factors, risks and uncertainties that may affect Hospira’s operations and may cause actual results to be materially different from expectations include Hospira’s ability to effectively transition the manufacturing at the affected facilities to other manufacturing facilities and/or outsource such manufacturing to third party suppliers, the cost and availability of such manufacturing or outsourcing, uncertainties regarding the number of affected employees and employee-related and other costs and the risks and uncertainties set forth under the heading “Item 1 Business — Risk Factors” in Hospira’s Annual Report on Form 10-K for the year ended Dec. 31, 2004 filed with the Securities and Exchange Commission and identified in Hospira’s other SEC filings, including its quarterly reports on Form 10-Q, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 1, 2006, Hospira approved and announced a plan for: (i) the closure of its Ashland, Ohio plant expected over the next 18 months; (ii) the closure of its Montreal, Canada manufacturing plant expected over the next 28 months; and (iii) the production phase-out at the North Chicago, Illinois facility currently leased from Abbott Laboratories, the majority of which is expected over the next 48 months.  The relatively higher costs of manufacturing in the impacted facilities, coupled with excess manufacturing capacity available for certain product lines within Hospira, prompted these actions.

Hospira estimates that these activities will result in total pre-tax charges to its earnings in the range of approximately $95 million to $110 million. This range includes a non-cash charge for the impairment of assets of approximately $13 million to be recorded in the fourth quarter of 2005, based on Hospira’s analysis of expected future production volumes at the plants.  The remaining charges are expected to be recorded through 2009 and are estimated to include: (i) $30 to $37 million for cash employee-related costs, including costs for severance, retention, and other assistance; (ii) $41 to $49 million in other cash costs, including product transfer and re-registration costs; and (iii) approximately $11 million in other non-cash costs, including accelerated depreciation of plant assets and post-retirement costs.  Such cash costs are expected to be offset by approximately $13 million in cash proceeds from the sale of assets.

Item 2.06  Material Impairments

The disclosure included under Item 2.05 of this Form 8-K is incorporated by reference into this Item 2.06.

Item 7.01 Other Regulation FD Disclosure

The press release attached hereto as Exhibit 99.1 is incorporated by reference into this Item 7.01, and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: February 1, 2006		/s/ Brian. J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
99.1	Press release, dated February 1, 2006.